Exhibit 10.42

EXHIBIT A

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THESE SECURITIES HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON CONVERSION OF THESE SECURITIES MAY BE PLEDGED IN A MANNER CONSISTENT WITH THE SECURITIES ACT IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

No. 2013-2	$287,500
Original Issue Date: August 28, 2013

INTERCLOUD SYSTEMS, INC.
UNSECURED CONVERTIBLE NOTE

THIS NOTE is a note of InterCloud Systems, Inc., a Delaware corporation (the "Company"), designated as its Unsecured Convertible Note, in the original aggregate principal amount of two hundred and eighty-seven thousand five hundred dollars ($287,500) (the "Note").

FOR VALUE RECEIVED, the Company promises to pay to the order of ICG USA, LLC or its registered assigns (the "Investor"), the principal sum of two hundred and eighty-seven thousand five hundred dollars ($287,500), on February 28, 2014 or such date as this Note is required to be repaid as provided hereunder (the "Maturity Date"). This Note is subject to the following additional provisions:

                                1.           Definitions. In addition to the terms defined elsewhere in this Note: (a) capitalized terms that are used but not otherwise defined herein have the meanings given to such terms in the Purchase Agreement, dated as of April 26, 2013, among the Company and the Investor (the "Purchase Agreement"), and (b) the following terms have the meanings indicated below:

"Bankruptcy Event" means any of the following events: (a) the Company or any Subsidiary commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Subsidiary thereof; (b) there is commenced against the Company or any Subsidiary any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Company or any Subsidiary is adjudicated by a court of competent jurisdiction insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Company or any Subsidiary suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 days; (e) under applicable law the Company or any Subsidiary makes a general assignment for the benefit of creditors; (f) the Company or any Subsidiary fails to pay, or states that it is unable to pay or is unable to pay, its debts generally as they become due; (g) the Company or any Subsidiary calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (h) the Company or any Subsidiary, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

"Change of Control" shall mean (a) any sale or disposition of all or substantially all of the assets of the Company to a third party in one or a number of related transactions, (b) any merger of the Company with or into another corporation in which the holders of the Company's Common Stock immediately prior to the consummation of the merger do not control 50% of the surviving entity, or (c) the acquisition in one or a number of related transactions by any Person or "group" of persons (as such term is defined in Section 13(d) and 14(d) of the Exchange Act, and the related regulations) who have expressed intent to control the affairs of the Company of more than 50% of the total voting power of outstanding voting securities of the Company.

"Closing Price" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the closing bid price per share of the Common Stock for such date (or the nearest preceding date) on the primary Trading Market or exchange on which the Common Stock is then listed or quoted; (b) if prices for the Common Stock are then reported in the "Pink Sheets" published by the Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent sale price per share of the Common Stock so reported; or (c) in all other cases, the fair market value of a share of Common Stock as determined by an independent qualified appraiser selected in good faith and paid for by the Investor.

"Common Stock" means the common stock of the Company, $0.0001 par value per share, and any securities into which such common stock may hereafter be reclassified.

"Common Stock Equivalents" means any securities of the Company or a Subsidiary thereof which entitle the holder thereof to acquire Common Stock at any time, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.

"Conversion Date" means the date a Conversion Notice together with the Conversion Schedule is delivered to the Company in accordance with Section 5(a).

            "Conversion Notice" means a written notice in the form attached hereto as Exhibit A.

"Conversion Price" means 80% of the lower of (i) the average of the closing bid prices for the ten (10) Trading Days immediately prior to, but not including, a Conversion Date or (ii) the closing bid price on the day the Company receives the Conversion Notice; provided, however, that in no event shall the Conversion Price ever be lower than the Closing Price on the date of the Purchase Agreement (the "Conversion Price Floor"). The Conversion Price shall be subject to adjustment from time to time in accordance with Section 10.

"Debt" of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than unsecured accounts payable incurred in the ordinary course of business and no more than ninety (90) days past the date of the invoice therefor), (f) all Debt of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements that exceed amounts necessary to hedge the Company's cross-currency exposure, (h) all obligations of such Person as an account party in respect of letters of credit and bankers' acceptances. The Debt of any Person shall include the Debt of any partnership in which such Person is a general partner, (i) all obligations of such Person as lessee which (y) are capitalized in accordance with GAAP or (z) arise pursuant to sale-leaseback transactions and (j) all Debt of others guaranteed by such Person.

"Event of Default" means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i)     any default in the payment (free of any claim of subordination), when the same becomes due and payable of principal in respect of this Note.

(ii)    the occurrence or entering into by the Company or any Subsidiary, or consummation of, any Change of Control transaction.

(iii)          the Company shall fail to observe, satisfy, or perform any covenant, condition or agreement contained in any Transaction Document, and such failure shall continue unremedied for a period of five Trading Days after the date on which written notice of such default is first given to the Company by the Investor.

(iv)           any of the Company's representations and warranties set forth in the Purchase Agreement shall be incorrect in any material respect as of the Original Issue Date.

(v)            the occurrence of a Bankruptcy Event.

(vi)           the Common Stock shall not be listed or quoted, or is suspended from trading, on a Trading Market for a period of five consecutive Trading Days.

"Original Issue Date" has the meaning set forth on the face of this Note.

"Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

"Trading Day" means (i) a day on which the Common Stock is traded on a Trading Market, or (ii) if the Common Stock is not quoted on a Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the Pink Sheets, LLC (or any similar organization or agency succeeding to its functions of reporting prices).

"Trading Market" means whichever of the New York Stock Exchange, the NYSE AMEX, the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market, or OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

"Underlying Shares" means the shares of Common Stock issuable upon conversion of the Note.

2.           Interest; Principal. On the Original Issue Date, the Company shall pay an upfront interest charge of $37,500 in cash to the Investor, resulting in a net principal amount to the Company of $250,000. The principal sum of $287,500 shall be repaid on the earlier of (i) ninety (90) Trading Days following the closing of the Company's proposed public offering resulting in gross proceeds of at least $3,000,000 and (ii) the six month anniversary of the Original Issue Date, as long as there remains any principal owed to the Investor pursuant to this note; provided, however, that if the Company does not complete a capital raise by the six month anniversary of the Original Issue Date, then Investor may make an election to be repaid by either (A) receiving 25% of future monthly cash flows of the Company until such time as all principal due under this Note has been repaid and/or (B) converting the unpaid principal amount of the Note into Common Stock in accordance with Section 5.

3.           Registration of Note. The Company shall register the Note upon records maintained by the Company for that purpose (the "Note Register") in the name of each record Investor thereof from time to time. The Company may deem and treat the registered Investor of this Note as the absolute owner hereof for the purpose of any conversion hereof, and for all other purposes, absent actual notice to the contrary from such record Investor.

4.           Registration of Transfers and Exchanges. The Company shall register the transfer of any portion of this Note in the Note Register upon surrender of this Note to the Company at its address for notice set forth herein. Upon any such registration or transfer, a new debenture, in substantially the form of this Note (any such new debenture, a "New Note"), evidencing the portion of this Note so transferred shall be issued to the transferee and a New Note evidencing the remaining portion of this Note not so transferred, if any, shall be issued to the transferring Investor. The acceptance of the New Note by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Note.

    5.           Conversion.

                                                         (a)        At the Option of the Investor.  All or any portion of the principal amount of this Note then outstanding shall be convertible into shares of Common Stock at the Conversion Price (subject to limitations set forth in Section 5(b)), at the option of the Investor, if the Company does not complete a capital raise by the six month anniversary of the Original Issue Date and Investor elects, pursuant to Section 2, to convert the unpaid principal amount of the Note into Common Stock in accordance with this Section. The Investor may effect conversions under this Section 5(a) by delivering to the Company a Conversion Notice together with a schedule in the form of Schedule 1 attached hereto (the "Conversion Schedule"). If the Investor is converting less than all of the principal amount represented by this Note, or if a conversion hereunder may not be effected in full due to the application of Section 5(b), the Company shall honor such conversion to the extent permissible hereunder and shall promptly deliver to the Investor a Conversion Schedule indicating the principal amount which has not been converted. If Investor submits a valid Conversion Notice, and the applicable Conversion Price, in the absence of the Conversion Price Floor, would be lower than the Conversion Price Floor, then the Company shall pay Investor an amount in cash equal to the product of (i) the difference between the Conversion Price Floor and what the Conversion Price would be in the absence of such Conversion Price Floor and (ii) the number of shares of Common Stock into which the principal amount of this Note is being converted, as indicated in the applicable Conversion Notice. In the event the Company does not, within five (5) Trading Days of receipt of an applicable Conversion Notice, pay an amount in cash equal to the product of (i) the difference between the Conversion Price Floor and what the Conversion Price would be in the absence of such Conversion Price Floor and (ii) the number of shares of Common Stock into which the principal amount of this Note is being converted, as indicated in the applicable Conversion Notice, then the Conversion Price Floor shall be adjusted downward to equal the lower of (i) what the Conversion Price would be in the absence of such Conversion Price Floor or (ii) 80% of the average of the closing bid prices of the Common Stock for the ten (10) Trading Day period beginning on the fifth (5) Trading Day immediately preceding the date of receipt of the applicable Conversion Notice or (iii) the closing bid price of the Common Stock on the Trading Day that is the tenth (10) Trading Day of the ten (10) Trading Day period referenced in subsection (ii) above.

                                                         (b)      Certain Conversion Restrictions. Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by an Investor upon a conversion of this Note (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such conversion (or other issuance), the total number of shares of Common Stock then beneficially owned by Investor and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with such Investor's for purposes of Section 13(d) of the Exchange Act, does not exceed 9.9% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such conversion). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. This provision shall not restrict the number of shares of Common Stock which an Investor may receive or beneficially own in order to determine the amount of securities or other consideration that such Investor may receive in the event of a Fundamental Transaction (defined below) involving the Company as contemplated herein. This restriction may not be waived.

    6.           Mechanics of Conversion.

(a)           The number of Underlying Shares issuable upon any conversion hereunder shall equal the outstanding principal amount of this Note to be converted, divided by the Conversion Price on the Conversion Date.

(b)           The Company shall, by the fifth Trading Day following each Conversion Date, issue or cause to be issued and cause to be delivered to or upon the written order of the Investor and in such name or names as the Investor may designate a certificate for the Underlying Shares issuable upon such conversion. The Investor, or any Person so designated by the Investor to receive Underlying Shares, shall be deemed to have become holder of record of such Underlying Shares as of such Conversion Date.

(c)           The Investor shall not be required to deliver the original Note in order to effect a conversion hereunder. Execution and delivery of the Conversion Notice shall have the same effect as cancellation of the Note and issuance of a New Note representing the remaining outstanding principal amount.

(d)           The Company's obligations to issue and deliver Underlying Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Investor to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Investor or any other Person of any obligation to the Company or any violation or alleged violation of law by the Investor or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Investor in connection with the issuance of such Underlying Shares.

(e)           If by the fifth Trading Day after a Conversion Date the Company fails to deliver to the Investor such Underlying Shares in such amounts and in the manner required pursuant to Section 5, then the Investor will have the right to rescind the Conversion Notice pertaining thereto by giving written notice to the Company prior to such Investor's receipt of such Underlying Shares. Without in any way limiting the Investor's right to pursue other remedies, including actual damages and/or equitable relief, the parties agree that if delivery of the Common Stock issuable upon conversion of this Note is not delivered by the fifth Trading Day after a Conversion Date, the Company shall pay to the Investor $500 per day in cash, for each day beyond the fifth Trading Day after a Conversion Date that the Company fails to deliver such Underlying Shares. Such cash amount shall be paid to the Investor by the fifth (5) day of the month following the month in which such amount accrued or, at the option of the Investor (by written notice to the Company by the first day of the month following the month in which such amount accrued), shall be added to the principal amount of this Note, in which event interest shall accrue thereon in accordance with the terms of this Note and such additional principal amount shall be convertible into Common Stock in accordance with the terms of this Note.

   (f)           If by the fifth Trading Day after a Conversion Date the Company fails to deliver to the Investor the required number of Underlying Shares in the manner required pursuant to Section 5, and if after such fifth Trading Day and prior to the receipt of such Underlying Shares, the Investor purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Investor of the Underlying Shares which the Investor anticipated receiving upon such conversion (a "Buy-In"), then the Company shall: (1) pay in cash to the Investor (in addition to any other remedies available to or elected by the Investor) the amount by which (x) the Investor's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Underlying Shares that the Company was required to deliver to the Investor in connection with the exercise at issue by (B) the Closing Price on the Conversion Date and (2) at the option of the Investor, either void the conversion at issue and reinstate the principal amount of this Note for which such conversion was not timely honored or deliver to the Investor the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. The Investor shall provide the Company reasonably detailed evidence or written notice indicating the amounts payable to the Investor in respect of the Buy-In.

7.           Events of Default. Upon the occurrence of an Event of Default, all outstanding principal then owing shall begin to accrue interest at the rate of 18% per annum beginning on the Maturity Date until all such principal is paid.

8.           Charges, Taxes and Expenses. Issuance of certificates for Underlying Shares upon conversion of (or otherwise in respect of) this Note shall be made without charge to the Investor for any issue or transfer tax, withholding tax, transfer agent fee, legal opinion and attorney fees, or other incidental tax or expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Underlying Shares or Notes in a name other than that of the Investor. The Investor shall be responsible for all other tax liability that may arise as a result of holding or transferring this Note or receiving Underlying Shares in respect hereof

9.           Reservation of Underlying Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Underlying Shares as required hereunder, the number of Underlying Shares which are then issuable and deliverable upon the conversion of (and otherwise in respect of) this entire Note (taking into account the adjustments of Section 10), free from preemptive rights or any other contingent purchase rights of persons other than the Investor. The Company covenants that all Underlying Shares so issuable and deliverable shall, upon issuance in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

10.          Certain Adjustments. The Conversion Price is subject to adjustment from time to time as set forth in this Section 10.

(a)           Stock Dividends and Splits. If the Company, at any time while this Note is outstanding: (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

(b)           Pro Rata Distributions. If the Company, at any time while this Note is outstanding, distributes to all holders of Common Stock (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by the preceding paragraph), (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset (in each case, "Distributed Property"), then, at the request of the Investor delivered before the 90th day after the record date fixed for determination of shareholders entitled to receive such distribution, the Company will deliver to the Investor, within five Trading Days after such request (or, if later, on the effective date of such distribution), the Distributed Property that the Investor would have been entitled to receive in respect of the Underlying Shares for which this Note could have been converted immediately prior to such record date. If such Distributed Property is not delivered to the Investor pursuant to the preceding sentence, then upon any conversion of this Note that occurs after such record date, the Investor shall be entitled to receive, in addition to the Underlying Shares otherwise issuable upon such conversion, the Distributed Property that the Investor would have been entitled to receive in respect of such number of Underlying Shares had the Investor been the record holder of such Underlying Shares immediately prior to such record date. Notwithstanding the foregoing, this Section 10(b) shall not apply to any distribution of rights or securities in respect of adoption by the Company of a shareholder rights plan, which events shall be covered by Section 10(a).

(c)           Fundamental Transactions. If, at any time while this Note is outstanding, (i) the Company effects any merger or consolidation of the Company with or into another Person, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 10(a) above) (in any such case, a "Fundamental Transaction"), then upon any subsequent conversion of this Note, the Investor shall have the right to: (x) receive, for each Underlying Share that would have been issuable upon such conversion absent such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock (the "Alternate Consideration") or (y) require the surviving entity to issue to the Investor and instrument identical to this Note (with an appropriate adjustments to the conversion price). For purposes of any such conversion, the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Investor shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction (or, if different, the ultimate parent of such successor or entity or the entity issuing the Alternate Consideration) shall issue to the Investor a new debenture consistent with the foregoing provisions and evidencing the Investor's right to convert such debenture into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (c) and insuring that this Note (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

(d)           Reclassifications; Share Exchanges. In the case of anycreclassification of the Common Stock, or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property (other than compulsory share exchanges which constitute Change of Control transactions), the Investor shall have the right thereafter to convert such shares only into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such reclassification or share exchange, and the Investors shall be entitled upon such event to receive such amount of securities, cash or property as a holder of the number of shares of Common Stock of the Company into which this Note could have been converted immediately prior to such reclassification or share exchange would have been entitled. This provision shall similarly apply to successive reclassifications or share exchanges.

(e)           Calculations. All calculations under this Section 10 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(f)           Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 10, the Company at its expense will promptly compute such adjustment in accordance with the terms hereof and prepare a certificate describing in reasonable detail such adjustment and the transactions giving rise thereto, including all facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Investor.

(g)           Notice of Corporate Events. If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any Subsidiary, (ii) authorizes and publicly approves, or enters into any agreement contemplating or solicits shareholder approval for any Fundamental Transaction or (iii) publicly authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Investor a notice describing the material terms and conditions of such transaction, at least 20 calendar days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Investor is given the practical opportunity to convert this Note prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

11.           Fractional Shares. The Company shall not be required to issue or cause to be issued fractional Underlying Shares on conversion of this Note. If any fraction of an Underlying Share would, except for the provisions of this Section, be issuable upon conversion of this Note, the number of Underlying Shares to be issued will be rounded up to the nearest whole share.

12.           Prepayment at Option of Company. This Note may be prepaid by the Company without the consent of the Investor.

13.           Notices. Any and all notices or other communications or deliveries hereunder (including without limitation any Conversion Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 5:30 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be: (i) if to the Company, to InterCloud Systems, Inc., 331 Newman Springs Road, Building 1, Suite 104, Red Bank, New Jersey 07701, Facsimile: (561) 988-2370, Attention: Lawrence Sands, (ii) if to the Investor, to the address or facsimile number appearing on the Company's shareholder records or such other address or facsimile number as the Investor may provide to the Company in accordance with this Section.

14.           Miscellaneous.

(a)           This Note shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns.

(b)           Subject to Section 14(a), above, nothing in this Note shall be construed to give to any person or corporation other than the Company and the Investor any legal or equitable right, remedy or cause under this Note. This Note shall inure to the sole and exclusive benefit of the Company and the Investor.

(c)           All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the laws of the State of New York. Each party agrees that all Proceedings shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan (the "New York Courts"). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for any Proceeding, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any New York Court or that a New York Court is an inconvenient forum for such Proceeding. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal Proceeding. The prevailing party in a Proceeding shall be reimbursed by the other party for its reasonable attorneys' fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

(d)           The headings herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof

(e)           In case any one or more of the provisions of this Note shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Note shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Note.

(f)           No provision of this Note may be waived or amended except (i) in accordance with the requirements set forth in the Purchase Agreement, and (ii) in a written instrument signed, in the case of an amendment, by the Company and the Investor or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Note shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

(g)           It is expressly agreed and provided that the total liability of the Company under the Note for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the "Maximum Rate"), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Note exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by .law and applicable to the Note is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate of interest applicable to the Note from the effective date forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to the Investor with respect to indebtedness evidenced by the Note, such excess shall be applied by Investor to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at Investor's election.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

INTERCLOUD SYSTEMS, INC.

By:	/s/ Lawrence Sands
Name: Lawrence Sands
Title: S.V.P

EXHIBIT A

CONVERSION NOTICE

(To be Executed by the Registered Investor in order to convert Note)

The undersigned hereby elects to convert the principal amount of Note indicated below, into shares of Common Stock of InterCloud Systems, Inc., as of the date written below. If shares are to be issued in the name of a Person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the Investor for any conversion, except for such transfer taxes, if any. All terms used in this notice shall have the meanings set forth in the Note.

Conversion calculations:
Date to Effect Conversion

Principal amount of Note owned prior to conversion

Principal amount of Note to be Converted

Principal amount of Note remaining after Conversion

DTC Account

Number of shares of Common Stock to be Issued

Applicable Conversion Price

Name of Investor

By:
Name:
Title:

By the delivery of this Conversion Notice the Investor represents and warrants to the Company that its ownership of the Common Stock does not exceed the restrictions set forth in Section 5(b) of the Note.

Schedule 1

INTERCLOUD SYSTEMS, INC.
Unsecured Convertible Note

CONVERSION SCHEDULE

This Conversion Schedule reflects conversions made under the above referenced Note.

Dated:

Date of Conversion	Amount of	Aggregate Principal Amount Remaining	Applicable Conversion
	Conversion	Subsequent to Conversion	Price